UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

STARRY SEA ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42768	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

418 Broadway #7531
Albany, NY, 12207

(Address of principal executive offices)

(646) 750-8895

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Ordinary Share, $0.0001 par value, and one Right to acquire one-sixth of one Ordinary Share	SSEAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	SSEA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-sixth of one Ordinary Share	SSEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 29, 2025, Starry Sea Acquisition Corp. (the “Company”) entered into a letter of intent (the “LOI”) with Forever Young International Limited., a Cayman Islands exempted company, with respect to a proposed business combination (the “Proposed Business Combination”). The LOI and related matters were disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2025.

On January 12, 2026, upon expiration of the exclusivity period set forth in the LOI, the LOI expired without any definitive agreements being executed. The Company does not intend to proceed with the Proposed Business Combination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARRY SEA ACQUISITION CORP

	By:	/s/ Yan Liang
	Name:	Yan Liang
	Title:	Chief Executive Officer

Date: May 18, 2026

2